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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  JUNE 2, 1998


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)



Delaware                          1-13858                    13-3245865
(State or other jurisdiction of   (Commission File           (I.R.S. Employer
incorporation)                    Number)                    Identification No.)

2150 East Lake Cook Rd., Suite 590                             60089
Buffalo Grove, Illinois                                        (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code:  (847) 793-7500
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Item 5.  Other Events.

         On June 5, 1998, the Registrant issued a press release announcing that it had signed a definitive merger agreement (the "Merger Agreement") with NV Koninklijke KNP BT, a Netherlands corporation, KNP BT International B.V., a Netherlands corporation ("International"), and BT OPI Acquisition Corp., a Delaware corporation (the "Purchaser"), dated as of June 2, 1998. Pursuant to the Merger Agreement, the Purchaser will be merged with and into the Registrant with the Registrant being the surviving corporation. Also pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of the Registrant (other than shares held by Parent and International) will be converted into the right to receive $13.75 in cash.

         Consummation of the merger is subject to several conditions, including the approval by the affirmative vote of a majority of the shares held by the stockholders (other than Parent, International and their affiliates) of the Registrant that are voted at a meeting of the stockholders expected to be held in the third quarter of 1998.

         A copy of the Merger Agreement and press release are filed herewith as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.


Item 7.  Financial Statements and Exhibits.

         (c)      The following exhibits are filed with this report:

                  2.1 Agreement and Plan of Merger, dated as of June 2, 1998, by and among NV Koninklijke KNP BT, KNP BT International B.V., BT OPI Acquisition Corp. and BT Office Products International, Inc.

                  99.1 Press Release relating to the execution of the Merger Agreement with NV NV Koninklijke KNP BT, KNP BT International B.V. and BT OPI Acquisition Corp.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BT OFFICE PRODUCTS INTERNATIONAL, INC.



Date:  June 5, 1998                       By:  /s/ Francis J. Leonard
                                               ------------------------------
                                                   Francis J Leonard
                                                   Vice President-Finance and
                                                     Chief Financial Officer


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